Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution Increase and Reports Earnings for Second Quarter 2015

HOUSTON — (July 29, 2015) -

SECOND QUARTER HIGHLIGHTS

•	Reported second quarter adjusted EBITDA and distributable cash flow of $24.5 and $19.4 million, respectively; distribution coverage of 1.19x.

•	Announced fifth consecutive quarterly cash distribution increase, representing an 8.5 percent increase compared to the second quarter of 2014.

•	Plan to reduce annual operating and administrative costs by over $50 million progressing ahead of schedule and complemented by additional actions.

•	Enbridge Energy Partners, L.P. (“EEP”) announced sponsor actions to enhance distribution growth at MEP through 2017, while maintaining 1.0x coverage at MEP.

•	Expect to receive next drop-down proposal from EEP in 2016 with attractive economic terms.

Midcoast Energy Partners, L.P. (NYSE:MEP) ("Midcoast Partners" or "the Partnership") announced today that the board of directors of its general partner has declared a quarterly cash distribution of $0.3525 per unit, or $1.41 per unit on an annualized basis, on all of its outstanding common and subordinated units for the quarter ended June 30, 2015. The approved distribution represents an increase of 1.4 percent over the previous quarter’s distribution and an 8.5 percent increase compared to the second quarter of 2014. The distribution is payable on August 14, 2015, to unitholders of record at the close of business on August 7, 2015.

“Midcoast Energy Partners reported a third consecutive quarter of solid financial results, supported by executed actions to strengthen the underlying business, including our ongoing operating and administrative cost reduction plan, supportive hedging program and newly secured low-risk business. We continue to meaningfully progress our objectives to establish a more efficient and sustainable cost structure, and have also taken steps to further streamline our organization with the divestiture of certain non-core assets. Additionally, we have entered into an agreement with an industry-leading natural gas marketer to enhance market access for our system’s natural gas production,” said C. Gregory Harper, president for the Partnership.

“While we are pleased with our solid financial performance and coverage well above 1.0x through the first half of 2015, we expect the effects of previously announced reduced drilling programs of our producer customers to materialize in the second half of this year and affect our natural gas and NGL system volumes. Our sponsor, EEP, has announced actions to strengthen MEP and enhance MEP’s ability to deliver distribution growth through 2017. Furthermore, EEP has indicated that it intends to extend the next drop-down proposal to MEP in 2016 with attractive economic terms that are expected to enhance accretion to our unitholders. Collectively, the management and sponsor actions are expected to position the Partnership to respond as commodity market fundamentals improve, while in the interim delivering five percent annual distribution growth through 2017,” noted Harper.

Midcoast Operating, L.P.’s (“Midcoast Operating”) partnership agreement has been amended to affect the distributions related to the quarter ended June 30, 2015 through the quarter ending December 31, 2017. If MEP has a distributable cash flow result that is less than 1.0x distribution coverage for any quarter, EEP will forgo a portion of its quarterly distribution from Midcoast Operating to help MEP achieve a 1.0x distribution coverage during that period. EEP will forgo this portion of its distribution up to the full amount of its distribution from Midcoast Operating for each such quarter, including up to a $0.005 per MEP unit quarterly distribution increase. There will be no requirement for MEP to reimburse EEP for these adjusted distributions, and any foregone distributions will be an adjustment to EEP’s capital account in MEP.

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COMPARATIVE EARNINGS STATEMENT

The financial results for the three and six months ended June 30, 2015 for Midcoast Partners are presented on a consolidated basis. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating. Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three and six months ended June 30, 2015, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for Enbridge Energy Partner, L.P.’s (“EEP”) retained interest in Midcoast Operating.

	Three months ended		Six months ended
	June 30,		June 30,
(unaudited, dollars in millions except per unit amounts)	2015	2014	2015	2014
Operating revenue	$780.1	$1,396.8	$1,653.6	$3,043.7
Operating expenses:
Cost of natural gas and natural gas liquids	670.6	1,259.8	1,449.7	2,748.5
Operating and maintenance	69.5	84.2	132.9	165.9
General and administrative	18.9	21.6	39.9	48.8
Goodwill impairment	226.5	-	226.5	-
Asset impairment	12.3	-	12.3	-
Depreciation and amortization	40.8	36.8	79.1	73.8
Operating income (loss)	(258.5)	(5.6)	(286.8)	6.7
Interest expense	7.2	2.8	13.9	6.1
Other income	6.1	2.4	11.8	1.1
Income (loss) before income tax expense	(259.6)	(6.0)	(288.9)	1.7
Income tax expense (benefit)	(3.1)	0.8	(2.3)	1.8
Net loss	(256.5)	(6.8)	(286.6)	(0.1)

Less: Net income (loss) attributable to noncontrolling interest	(120.0)	(2.2)	(130.1)	4.1
Net loss attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(136.5)	$(4.6)	$(156.5)	$(4.2)

Net loss attributable to limited partners	$(133.7)	$(4.5)	$(153.3)	$(4.1)
Weighted average limited partner units (millions)	45.2	45.2	45.2	45.2
Net loss per limited partner unit (dollars)	$(2.96)	$(0.09)	$(3.39)	$(0.09)

Goodwill Impairment - During the three month period ended June 30, 2015, an analysis for impairment was performed for our natural gas business after we learned from customers that reductions in drilling will be prolonged in the producing basins in which we operate due to the continued low-price commodity environment. As a result of this analysis, it was concluded that $226.5 million of goodwill was impaired at Midcoast Operating.

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COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and six month periods ended June 30, 2015 with the same periods of 2014. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Six months ended
Adjusted Operating Income	June 30,		June 30,
(unaudited, dollars in millions)	2015	2014	2015	2014
Gathering, Processing and Transportation	$4.3	$9.6	$11.2	$3.5
Logistics and Marketing	(1.7)	(3.0)	(1.5)	9.9
Adjusted operating income (loss)	2.6	6.6	9.7	13.4

MEP Corporate	(1.1)	(2.2)	(2.8)	(2.2)
Adjusted operating income	$1.5	$4.4	$6.9	$11.2

Gathering, Processing and Transportation – Second quarter adjusted operating results for the Gathering, Processing and Transportation segment were $5.3 million lower than the same period of 2014. The decrease in adjusted operating income was primarily attributable to decreased segment gross margin resulting from lower volumes from our natural gas and NGL systems and from lower commodity prices. The decrease was partially offset by lower operating and administrative costs attributable to workforce reductions and other cost savings measures enacted.

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation Throughput	June 30,		June 30,
(MMBtu per day)	2015	2014	2015	2014
East Texas	968,000	1,029,000	988,000	1,000,000
Anadarko	794,000	819,000	811,000	822,000
North Texas	274,000	300,000	281,000	286,000
Total	2,036,000	2,148,000	2,080,000	2,108,000

NGL Production
(Barrels per day)	2015	2014	2015	2014
Total System Production	81,056	83,480	81,051	82,196

Logistics and Marketing – Second quarter adjusted operating results for the Logistics and Marketing segment was $1.3 million higher than the same period of 2014. The increase in adjusted operating income was predominantly attributable to lower operating and administrative costs and additional optimization opportunities in our NGL marketing business.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Thursday, July 30, 2015 to review its second quarter 2015 financial results. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at

http://edge.media-server.com/m/p/umujrxjf

A replay will be available shortly afterward. Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

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Webcast link: http://edge.media-server.com/m/p/umujrxjf

The audio portion of the live presentation will be accessible by telephone at (855) 757-8879 (Passcode: 83954050) and can be replayed for 14 days after the presentation by calling (855) 859-2056 (Passcode: 83954050). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Six months ended
Adjusted Earnings	June 30,		June 30,
(unaudited; dollars in millions except per unit amounts)	2015	2014	2015	2014
Net loss attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$(136.5)	$(4.6)	$(156.5)	$(4.2)
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	15.3	4.0	23.5	3.9
-Logistics and Marketing	(2.6)	0.2	7.3	(1.5)
Make-up rights adjustment	-	0.4	(0.3)	1.2
Option premium amortization	(1.8)	(0.3)	(2.5)	(0.6)
Goodwill impairment	116.9	-	116.9	-
Asset impairment	6.3	-	6.3	-
Adjusted net loss	$(2.4)	$(0.3)	$(5.3)	$(1.2)

Adjusted net loss attributable to limited partners	$(2.3)	$(0.3)	$(5.1)	$(1.2)
Weighted average units (millions)	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars)	$(0.06)	$-	$(0.12)	$(0.02)

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation	June 30,		June 30,
(unaudited; dollars in millions)	2015	2014 (1)	2015	2014 (1)
Operating income (loss)	$(228.1)	$0.1	$(235.7)	$(4.8)
Noncash derivative fair value losses	29.6	10.3	45.5	10.0
Option premium amortization	(3.3)	(0.8)	(4.7)	(1.7)
Goodwill impairment	206.1	-	206.1	-
Adjusted operating income	$4.3	$9.6	$11.2	$3.5

(1)	Prior year adjusted operating income was revised to reclassify make-up rights adjustment to other income.

Midcoast Operating	Three months ended		Six months ended
Logistics and Marketing	June 30,		June 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$(29.3)	$(3.5)	$(48.3)	$13.7
Noncash derivative fair value losses (gains)	(5.1)	0.5	14.1	(3.8)
Goodwill impairment	20.4	-	20.4	-
Asset impairment	12.3	-	12.3	-
Adjusted operating income (loss)	$(1.7)	$(3.0)	$(1.5)	$9.9

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Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended		Six months ended
Adjusted EBITDA	June 30,		June 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$(29.0)	$(37.5)	$139.2	$176.3
Changes in operating assets and liabilities,
net of cash acquired	70.9	77.4	(53.1)	(93.4)
Income tax expense (benefit)	(3.1)	0.8	(2.3)	1.8
Interest expense	7.2	2.8	13.9	6.1
Option premium amortization	(3.3)	(0.7)	(4.7)	(1.7)
Other	5.8	1.0	4.3	-
Adjusted EBITDA attributable to EEP retained interest	(24.0)	(27.1)	(48.4)	(55.5)
Adjusted EBITDA attributable to MEP (1)	24.5	16.7	48.9	33.6

Adjusted EBITDA attributable to EEP retained interest	24.0	27.1	48.4	55.5
Other	0.9	0.9	2.6	2.1
Adjusted EBITDA attributable to MOLP (1)	$49.4	$44.7	$99.9	$91.2

G&A abatement	6.2	6.3	12.5	12.6
Texas Express distributions in excess of equity earnings	4.0	9.7	7.0	9.7
MOLP adjusted EBITDA, inclusive of other cash items (1)	$59.6	$60.7	$119.4	$113.5

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

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Midcoast Partners	Three months ended		Six months ended
Adjusted EBITDA	June 30,		June 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$(29.0)	$(37.5)	$139.2	$176.3
Changes in operating assets and liabilities, net of cash acquired	70.9	77.4	(53.1)	(93.4)
Income tax expense (benefit)	(3.1)	0.8	(2.3)	1.8
Interest expense	7.2	2.8	13.9	6.1
Option premium amortization	(3.3)	(0.7)	(4.7)	(1.7)
Other	5.8	1.0	4.3	-
Adjusted EBITDA attributable to EEP retained interest	(24.0)	(27.1)	(48.4)	(55.5)
Adjusted EBITDA attributable to MEP	24.5	16.7	48.9	33.6

Maintenance capital expenditures	(4.6)	(5.0)	(7.7)	(9.9)
Income tax expense (1)	2.0	(0.8)	1.2	(1.8)
Interest expense (1)	(7.8)	(2.8)	(14.5)	(6.1)
G&A abatement	3.2	2.5	6.5	4.9
Texas Express distribution in excess of equity earnings	2.1	3.8	3.6	3.8
Distributable cash flow	$19.4	$14.4	$38.0	$24.5

(1)	Effective for 2015, distributable cash flow will reflect the accrued amounts for interest and taxes. Prior periods reflected such amounts on a cash basis.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

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Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in the Partnership’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Report on Form 10-Q, or Current Report on Form 8-K, which filings are available to the public at the SEC's website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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